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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT ACCOUNTS



We consent to the incorporation by reference in the registration statements of First Hawaiian, Inc. and subsidiaries on Forms S-3 (File No. 33-64786) and S-8 (File No. 33-66400) of our report dated January 20, 1994, on our audits of the consolidated financial statements of First Hawaiian, Inc. and subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, which report is incorporated by reference in this Annual Report on Form 10-K.


COOPERS & LYBRAND

Honolulu, Hawaii
March 22, 1994